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                                                                    EXHIBIT 4.14

                             STOCK PLEDGE AGREEMENT

                                 BY AND BETWEEN

                       INTEGRATED SECURITY SYSTEMS, INC.

                                      AND

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

                                      AND

                    RENAISSANCE US GROWTH & INCOME TRUST PLC

         This Stock Pledge Agreement (the "Pledge Agreement") is entered into as of December 31, 1996 by and between Integrated Security Systems, Inc., a Texas corporation, whose mailing address is 8200 Springwood Drive, Suite 230, Irving, Texas 75063 ("Pledgor") and Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation, whose mailing address is 8080 North Central Expressway, Suite 210, LB. 59, Dallas, Texas 75206 and Renaissance US Growth and Income Trust PLC, a public limited company registered in England and Wales whose mailing address is 8080 North Central Expressway, Suite 210, LB. 59, Dallas, Texas 75206 (individually and collectively "Lender").

                                   WITNESSETH:

         WHEREAS, Pledgor shall be indebted to Lender pursuant to the terms of that certain Convertible Debenture Loan Agreement executed as of December 31, 1996, (as the same may hereafter be amended and modified from time to time, the "Loan Agreement"), in the original principal amount of $4,600,000; and

         WHEREAS, Lender requires that Pledgor execute this Pledge Agreement in consideration for making the loan and in order to secure payment of the Secured Indebtedness (as hereinafter defined);

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parities hereby agree as follows:

         SECTION 1.  DEFINED TERMS.

         (a) Terms defined in the Loan Agreement. All capitalized terms used herein and defined in the Loan Agreement shall be used herein as so defined, except as otherwise provided herein.

         (b) For the purposes of this Pledge Agreement, unless the context otherwise requires, the following terms shall have the meanings assigned to them in this Section 1:

         "Code" shall mean the Texas Uniform Commercial Code, TEX. BUS. & COM. CODE, as amended.

         "Pledged Collateral" shall mean all Pledged Shares (defined below), substitutions therefor, certificates, Securities, instruments, documents, dividends, increases, distributions, profits and all other property and rights described in items (a), (b) and (c) of Section 2.



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         "Pledged Shares" (i) any Securities now or hereafter delivered to
         Lender or to any agent or custodian for Lender, and (ii) all Securities now or hereafter described in any supplements to this Pledge Agreement as being pledged to Lender to secure repayment of the Secured Indebtedness.

         "Secured Indebtedness" shall mean (a) the Obligation, (b) all costs incurred by Lender to obtain, preserve, perfect and enforce the security interest granted hereby and any other liens and security interests securing the Obligation, to collect the Obligation and to maintain, preserve and collect any collateral securing the Obligation and (c) any renewals, extensions and modifications of the above-referenced indebtedness, or any part thereof.

         "Security" shall mean a "security" as deemed in Section 8.102 of the Code, and "Securities" shall mean more than one Security.

         SECTION 2. Pledge. As security for the full and punctual payment of the Secured Indebtedness, Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Lender, and hereby grants to Lender a security interest in, the following:

         (a) the Pledged Shares and all rights and privileges pertaining thereto;

         (b) all proceeds, products, cash, securities, dividends, increases, distributions and profits received from or on the Pledged Shares, including distributions or payments in partial or complete liquidation or redemption, or as a result of reclassifications, readjustments, reorganizations or changes in the capital structure of the issuer of the Pledged Shares; and

         (c) all subscriptions, warrants, options, preemptive rights and other rights issued or otherwise granted by the issuer of the Pledged Shares or any other person whatsoever upon or in connection with the Pledged Shares or any other item of the Pledged Collateral.

         TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, privileges and preferences appertaining to or incidental thereto, unto Lender, and its successors and assigns forever, subject, however, to the terms, covenants and conditions hereinafter set forth. The security interest granted and the assignments made hereunder are made as security only and shall not subject Lender to, or transfer or in any way affect or modify, any obligation of Pledgor with respect to any of the Pledged Collateral or any transaction involving or giving rise thereto.

         SECTION 3. Physical Possession of Pledged Shares. So long as any Secured Indebtedness is outstanding and unpaid, Pledgor shall forthwith deliver to and deposit with Lender the certificates or instruments representing or evidencing the Pledged Shares (along with stock powers duly executed in blank) which are now in, or hereafter come into, the possession of Pledgor. Lender shall return the Pledged Shares to Pledgor after payment in full of the Secured Indebtedness.

         SECTION 4. Representations and Warranties. Pledgor does hereby represent and warrant to Lender that: (i) Pledgor has the authority to execute, deliver and perform this Pledge Agreement and the execution and performance hereof has been authorized by all necessary action of Pledgor, (ii) Pledgor is the sole record and beneficial owner of the Pledged Shares free and clear of any Liens, charges, pledges, encumbrances and security interests of every kind and nature; (iii) the Pledged Shares pledged to Lender contemporaneously with the execution of this Pledge Agreement constitute the Securities represented by 100% of the following companies:

                             B&B Electromatic, Inc.
                     Tri-Coastal Systems Technologies, Inc.
                    Innovative Systems Technologies, Inc. and
                                Golston Company:


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(iv) each Pledged Share has been validly authorized and issued, and is fully paid and nonassessable; (v) Pledgor has good right and lawful authority to pledge the Pledged Collateral in the manner hereby contemplated; (vi) no consent or approval of any governmental body or regulatory authority, or of any securities exchange, which has not been obtained is necessary to the validity of the rights created hereunder; (vii) except for any financing statement which may be filed by Lender, no financing statement covering the Pledged Collateral or any part thereof has been filed with any filing office; (viii) no security agreement (except for this Pledge Agreement) covering the Pledged Collateral or any part thereof, to the extent covered by Article 8 of the Code, has been executed by Pledgor and no Lien, other than the one herein created, has attached or been perfected in the Pledged Collateral or any part thereof, to the extent covered by Article 8 of the Code, (ix) the execution, delivery and consummation of this Pledge Agreement will not violate any law, regulation, mortgage, indenture, contract, instrument, judgment or decree applicable to or binding on Pledgor and will not give rise to the imposition of any Lien on any assets of Pledgor except as contemplated by this Pledge Agreement; and (x) this Pledge Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity. The delivery at the time by Pledgor to Lender of instruments, cash or other items evidencing Pledged Collateral shall constitute a representation and warranty by Pledgor that, with respect to such Pledged Collateral, and each item thereof, the matters heretofore warranted in clauses
(i) through (x) immediately above are true and correct on, and as if they were made upon, the date of such delivery.

         SECTION 5.        Covenants.

         (a) Affirmative Covenants. So long as any Secured Indebtedness is outstanding and unpaid, Pledgor covenants and agrees (unless Lender shall otherwise consent in writing) that Pledgor will: (i) from time to time promptly execute and deliver to Lender all such stock powers, assignments, certificates, supplemental writings, financing statements and other items do all other acts or things as Lender may reasonably request in order more fully to evidence and perfect the security interest of Lender in the Pledged Collateral; (ii) promptly furnish Lender with any information or writings which Lender may reasonably request concerning the Pledged Collateral; (iii) allow Lender to inspect all records of Pledgor relating to the Pledged Collateral, and to make and take away copies of such records; (iv) promptly notify Lender of any change in any fact or circumstance warranted or represented by Pledgor in this Pledge Agreement or in any other writing furnished by Pledgor to Lender in connection with the Pledged Collateral; (v) promptly notify Lender of any claim, action or proceeding affecting title to the Pledged Collateral, or any part thereof, or the security interest therein, and, at the request of Lender, appear in and defend, at Pledgor's expense, any such action or proceeding; and (vi) promptly, after being requested by Lender, pay to Lender the amount of all reasonable expenses, including reasonable attorneys' fees and other legal expenses, incurred by Lender in perfecting, maintaining and enforcing the security interest created hereunder.

         (b) Negative Covenant. Pledgor covenants and agrees (unless Lender shall otherwise consent in writing) that Pledgor shall not: (i) sell, assign, or transfer any rights of Pledgor in the Pledged Collateral; (ii) create any Lien in, or mortgage on, or otherwise encumber, the Pledged Collateral, or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, or other legal or equitable process, or any encumbrance of any kind or character, except the security interest herein created in favor of Lender; (iii) permit the issuer(s) of the Pledged Shares to merge or consolidate with or into any corporation or other person to the extent the foregoing is in violation of the provision of the Loan Agreement;



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or (iv) permit the issuer(s) of the Pledged Shares to issue any additional
Securities unless such additional Securities are pledged to Lender and certificates evidencing such additional Securities are delivered to Lender (accompanied by proper instruments of assignment and/or stock powers executed in accordance with instructions from Lender) to be held as Pledged Collateral subject to the terms of this Pledge Agreement.

         (c) Delivery of Collateral. So long as any Secured Indebtedness is outstanding and unpaid, should (i) the Pledged Collateral, or any part thereof, ever be in any manner converted into shares of a company other than the current issuer(s) thereof, (ii) another type of property or if any money or other proceeds are ever paid or delivered to Pledgor as a result of Pledgor's rights in the Pledged Collateral, or (iii) the issuer(s) of the Pledged Shares ever issues any capital stock in addition to the Securities delivered to Lender on the date hereof, then, in any such event, all such shares, property, money and other proceeds shall become part of the Pledged Collateral, and shall be delivered to Lender by Pledgor (accompanied by such instruments or documents as Lender shall require) to be held pursuant to the terms of this Pledge Agreement.

         SECTION 6. Voting Rights: Dividends, Etc., Prior to Default.

         (a) Right Prior to the Event of Default. So long as no Default or Event of Default shall have occurred and be continuing:

                  (i) Pledgor shall be entitled to exercise any and all voting rights and powers relating or pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of the Loan Agreement or this Pledge Agreement.

                  (ii) Pledgor shall be entitled to receive, retain and expend any cash dividends payable on the Pledged Shares, but any and all stock and/or liquidating dividends, distributions in property, or other distributions made on or in respect of the Pledged Shares, whether resulting from a subdivision, combination or reclassification of the Securities of any issuer thereof or received in exchange for Pledged Shares or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any such issuer may be a party or otherwise, and any and all cash and other property received in exchange for the Pledge Shares or received in payment of the principal of or in redemption of the Pledged Shares (either at maturity, upon call for redemption or otherwise), shall be and become part of the Pledged Shares and, if received by Pledgor shall be held in trust for the benefit of Lender and shall forthwith be delivered to Lender (accompanied by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with instructions from Lender) to be held subject to the terms of this Pledge Agreement.

         (b) Termination of Rights. During any period when both (i) a Default or Event of Default shall have occurred and be continuing, and (ii) after Lender has given written notice to Pledgor that Lender has exercised its rights under this Section 6(b), which notice may not be given until three (3) months after Lender first gives Pledgor notice of the Event of Default, all rights of Pledgor to exercise the voting powers which it is entitled to exercise pursuant to
Section 6(a)(i) hereof and/or to receive the dividends which it is authorized to receive and retain pursuant to Section 6(a)(ii) hereof shall cease and all such rights shall thereupon become vested in Lender, which shall have the sole and exclusive right and authority to exercise such voting powers. Further, Lender shall have the right, during the continuance of any Event of Default and after the three (3) month period specified above, to notify and direct the issuer of the Pledged Shares to make all payments, distributions, dividends and any other distributions payable in respect thereof directly to Lender. The issuer of the Pledged Shares making any payment or distribution to Lender hereunder shall be fully protected in relying on the written statement of Lender that it then holds a security interest which entitles Lender to receive such payments and distributions. Any and all money and other property paid over


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to or received by Lender pursuant to the provisions of this Section 6(b) shall be retained by Lender as additional collateral hereunder and may be applied in accordance with the provisions hereof.

         SECTION 7. Rights and Remedies of Lender Upon an Event of Default

         (a) Remedies. Upon the occurrence and at any time during the continuation of an Event of Default, and in addition to any and all other rights and remedies which Lender may then have hereunder, or under the laws of the United States, or the Code, or otherwise, Lender may at any time three (3) months after Lender first gives Pledgor notice of the Event of Default in question: (i) after notification, if any, expressly provided for herein, sell or otherwise dispose of, at the office of Lender, or elsewhere as chosen by Lender, all or any part of the Pledged Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Pledged Collateral shall not exhaust the power of sale granted hereunder, but sales may be made from time to time until all of the Pledged Collateral has been sold or until the Secured Indebtedness has been paid in full), and at any such sale it shall not be necessary to exhibit the Pledged Collateral; (ii) at Lender's discretion retain the Pledged Collateral in satisfaction of the Secured Indebtedness whenever the circumstances are such that Lender is entitled to do so under the Code; (iii) apply by appropriate judicial proceedings for appointment of a receiver for the Pledged Collateral, or any part thereof, and Pledgor hereby consents to any such appointment; and/or (iv) purchase the Pledged Collateral at any public sale to the extent permitted by law.

         (b) Sale of Pledged Shares. Pledgor recognizes that Lender may be unable to effect a public sale of any or all of the Pledged Shares by reason of certain prohibitions contained in the federal securities laws and applicable state or foreign securities laws, but may resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Securities for their own account for investment and not with a view to the distribution or resale thereof, Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, assuming all other circumstances surrounding such sales are reasonable. Lender shall be under no obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the federal securities laws, or under applicable state securities laws, even if such issuer would agree to do so. Upon the consummation of any private or public sale, Lender shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Shares so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Lender shall give Pledgor notice of Lender's intention to make any such public or private sale or sale at broker's board or on a securities exchange to the extent required hereunder or by the Code. Such notice in case of sale at broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Shares, or that portion thereof so being sold, will first be offered for sale at such board or exchange. At any such sale the Pledged Shares maybe sold in one lot as an entirety or in separate parcels, as Lender may determine. Lender shall not be obligated to make any such sale pursuant to any such notice if Lender shall determine not to do so, regardless of the act that notice of sale of the Pledged Shares may have been given. Lender may without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Shares on credit or for future delivery, the Pledged Shares so sold shall be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the



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Pledged Shares so sold and, in case of any such failure, such Pledged Shares may again be sold upon like notice. Lender may also , at its discretion, proceed by a suit or suits at law, or in equity foreclose its security interests and sell the Pledged Shares, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Shares or any part thereof, Pledgor shall execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use Pledgor's best efforts to secure the same.

         (c) Notification. Reasonable notification of the time and place of any public sale of the Pledged Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Pledged Collateral is to be made, shall be sent to Pledgor and to any other person entitled under the Code to notice; provided, that if the Pledged Collateral threatens to decline quickly in value, or if otherwise permitted by the Code, Lender may (but shall not be obligated to) sell or otherwise dispose of the Pledged Collateral without notification, advertisement or other notice of any kind. It is agreed that notice set or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this Pledge Agreement.

         (d) Application of Proceeds. Upon the maturity of the secured Indebtedness or any part thereof, whether such maturity be by such terms of such instruments or through the exercise of any power of acceleration, Lender is authorized and empowered to apply any and all funds realized from the sale of the Pledged Collateral not previously credited against the Secured Indebtedness first toward the payment of the costs, charges and expenses, if any, incurred in the collection of such funds hereunder, and then toward the payment of the Secured Indebtedness in such order as Lender, in its sole discretion, shall deem appropriate, and shall pay the balance remaining (if any) to Pledgor as prescribed by the Code or as a court of competent jurisdiction may direct.

         (e) Notices. Any notice required or permitted to be given hereunder shall be given in accordance with the provisions for notices set forth in the Loan Agreement and shall be deemed to have been received as set forth in the Loan Agreement.

         SECTION 8. Lender Appointed Attorney-in-Fact. Pledgor hereby appoints Lender as the attorney-in-fact for Pledgor for the purposes of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which Lender may deem necessary or advisable to accomplish the purposes hereof which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Lender shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend or other distribution payable or distributions in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

         SECTION 9. Certain Other Rights of Lender.

         (a) Responsibility for Pledged Collateral. Lender shall not have a duty to fix or preserve rights against prior parties to the Pledged Collateral, and shall never be liable for its failure to use diligence to collect any amount payable with respect to the Pledged Collateral, but shall be liable only to the account of Pledgor for what Lender may actually collect or receive thereon.

         (b) Financing Statement. Lender shall have the right at any time to execute and file this Pledge Agreement as a financing statement, but the failure of Lender to do so shall not impair the validity or enforceability of this Pledge Agreement.


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         (c) Disclosure. Lender is granted the right to discuss Pledgor's affairs, finances and accounts with Pledgor's employees and accountants to such degree as Lender deems necessary or advisable to protect its security interest and/or the repayment of the Secured Indebtedness.

         (d) Deposit of Proceeds. Except as expressly prescribed above, all payments received by Lender with respect to the Pledged Collateral may, at Lender's option, be deposited in a special account (which may be, but need not be, a trust account or escrow account maintained at Lender) to be designated by Lender in the name of Pledgor styled "Collateral Account." Funds in said account are hereby assigned to Lender and shall be impressed with a Lien to secure the Secured Indebtedness and shall be applied by Lender as provided for above.

         (e) Payment of Expenses. At Lender's option, Lender may discharge taxes, liens, and interest, perform or cause to be performed, for and on behalf of Pledgor, any actions and conditions, obligations or covenants which Pledgor has failed or refused to perform and may pay for the repair, maintenance or preservation of any of the Pledged Collateral, and all sums so expended, including but not limited to, attorneys' fees, court costs, agents' fees or commissions, or any other costs or expenses, shall bear interest from the date of payment at the lower of (i) 12% per annum or (ii) the highest legal rate and shall be payable by Pledgor on demand at the place designated for payment of the Secured Indebtedness and shall be secured by this Pledge Agreement.

         SECTION 10. Cumulative Rights and Remedies. All rights and remedies of Lender hereunder are cumulative of each other and of every other right or remedy which Lender my otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Secured Indebtedness, and the exercise by Lender of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. Should Pledgor have heretofore executed or hereafter executed any other security agreement in favor of Lender in which a security interest is created as security for the debts of another or others, in respect of which Pledgor may not be personally liable, the security interest therein created and in all other rights, powers and privileges vested in Lender by the terms thereof shall exist concurrently with the security interest created herein, and, in addition, all property in which Lender holds a security interest under any such other security agreement shall also be part of the Pledged Collateral hereunder, and all or any part of the proceeds of the sale or other disposition of such property may, in the discretion of Lender, be applied by Lender in accordance with the terms hereof, and of such other security agreement, or agreements, or any of them.

         SECTION 11. Assignability of Lender's Rights, etc. The rights, powers and interest held by Lender hereunder, together with Lender's interest in the Pledged Collateral, may be transferred and assigned by Lender in whole or in part, at such time and upon such terms as Lender may deem advisable. Ten days prior notice shall be given to the Pledgor before the Pledged Collateral is assigned. This right shall be exercisable by the Lender only to the extent as permitted in the Loan Agreement.

         SECTION 12. No Waiver. Should any part of the Secured Indebtedness be payable in installments, the acceptance by Lender at any time and from time to time of part payment of the aggregate amount of all installments then matured shall not be deemed to be a waiver of the default then existing. No waiver by Lender of any default shall be deemed to be, a waiver of any other subsequent default. No delay or omission by Lender in exercising any right or power hereunder, or under any other writings executed by Pledgor as security for or in connection with the Secured Indebtedness, shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of Lender hereunder or under such other writings. No action or omission of Lender shall constitute a waiver by Lender of any rights or remedies hereunder.

         SECTION 13. Subrogation. If the Secured Indebtedness, or any part thereof, be given in renewal or extension, or applied toward the payment of indebtedness secured by mortgage, pledge, security agreement or other Lien, Lender shall be, and is hereby subrogated to all of the rights, titles, security interests and other liens securing the indebtedness so renewed, extended or paid.

         SECTION 14. Waiver of Notices. Pledgor hereby waives (a) notice of acceptance of this Pledge Agreement, (b) notice of any extension of credit by Lender to Pledgor, (c) notice of the occurrence of any breach or default by Pledgor in respect of the Secured Indebtedness, (d) notice of the sale or foreclosure on any collateral for the Secured Indebtedness, and (e) demand for payment, presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and notice of intention to accelerate.

         SECTION 15. No Release. Pledgor hereby consents and agrees to, and acknowledges that the pledge hereunder is absolute and unconditional and shall not be released or discharged by, the following: (a) the renewal, extension, modification, increase, amendment or alteration of either of the Loan Agreement, the Secured Indebtedness or any related document or instrument, (b) any forbearance, waiver, extension or compromise granted to Pledgor by Lender; (c) the insolvency, bankruptcy, liquidation or dissolution of Pledgor or any other obligor; (d) the invalidity, illegality or unenforceability of any of the Loan Documents or of all or any part of the Secured Indebtedness; (e) partial release of Pledgor or any other obligor; (f) the release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral for the Secured Indebtedness; (g) the failure of Lender to properly obtain, perfect or preserve any security interest or lien in any such collateral; (h) the failure of Lender to exercise diligence, commercial reasonableness or reasonable care in the preservation, enforcement or sale of any such collateral; (i) the time for the Pledgor's performance of or compliance with any covenant or agreement contained in the Loan Documents may be extended or such performance or compliance may be waived; (j) the merger or consolidation of Pledgor into or with any corporation or any sale or transfer by Pledgor or all or any part of its property, or (k) any other circumstances whatsoever (with or without notice to or knowledge of Pledgor) which may or might in any manner or to any extent vary the risk of Pledgor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the purpose and intent of Pledgor that the liabilities and obligations of Pledgor under this Pledge Agreement shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment and performance as provided in this Pledge Agreement.

         SECTION 16. Waiver of Subrogation. Pledgor hereby agrees that no payment made by it or for its account pursuant to this Pledge Agreement shall entitle Pledgor by subrogation, indemnification, contribution, reimbursement or otherwise to any payment by Pledgor or from or out of any property of Pledgor, and Pledgor hereby expressly waives, to the fullest extent possible, any rights or remedies it has or may in the future have with respect to any of the foregoing.

         SECTION 17. Benefit to Pledgor. Pledgor represents and warrants that it has received or will receive direct or indirect benefit form the making of this Pledge Agreement and the creation of the Secured Indebtedness, that Pledgor is familiar with the financial condition of Pledgor and the value of any collateral security for the Secured Indebtedness and the Lender has made no representations other than the Loan Agreement to Pledgor in order to induce Pledgor to execute this Pledge Agreement.

         SECTION 18. Unenforceability of Secured Indebtedness. This Pledge Agreement shall remain in full force and effect, notwithstanding any finding that the Secured Indebtedness cannot be enforced personally against Pledgor for any of the following reasons: The Secured Indebtedness at any time hereafter exceeds the amount permitted by law, or the act of creating the Secured Indebtedness is ultra vires, or the officers or persons creating the Secured Indebtedness acted in excess of their authority.

         SECTION 19. Binding Effect. This Pledge Agreement shall be binding on Pledgor and Pledgor's administrators, other legal representatives, successors, heirs and assigns except that Pledgor shall not be entitled to make any assignments without the prior written consent of Lender. No provision of this Pledge Agreement may be amended, waived or modified nor may any of the Pledged Collateral be released from the security interest created hereunder except pursuant to a written instrument executed by Lender and Pledgor.

         SECTION 20. CHOICE OF LAW. THIS PLEDGE AGREEMENT IS EXECUTED AND DELIVERED IN, AND IS TO BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         SECTION 21. Counterparts. This Pledge Agreement may be executed in any number of multiple counterparts and by different parties on separate counterparts, all of which when taken together shall constitute but one and the same agreement.

         SECTION 22. Severability. In case any lien, security interest or other right of any party hereto shall be held to be invalid, illegal and/or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other lien, security interest or other right granted hereunder.

         SECTION 23. Arbitration. The provisions concerning arbitration in the Loan Agreement will apply to this document by reference, except to the extent judicial proceeding are necessary for foreclosure purposes.

         SECTION 24. Headings. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Pledge Agreement.

EXECUTED AS OF (ALTHOUGH NOT NECESSARILY ON) THE DATE AND YEAR FIRST WRITTEN ABOVE.

                                     PLEDGOR
Address for Notice:
-------------------
8200 Springwood Drive
Suite 230
Irving, Texas 75063                  By:
                                        ----------------------------------------
                                     Title: President


                                     LENDER
Address for Notice:
------------------
8080 North Central Expressway        Renaissance Capital Growth & Income
Suite 210/LB 59                      Fund III, Inc.
Dallas, Texas 75206
214.891.8294                         By:
Fax: (214) 891-8291                     ----------------------------------------
                                     Title: Vice President